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Type of Meeting:                             Extraordinary General Meeting

Name of Company:                             RICH COAST RESOURCES LTD.

Meeting Date:                                September 16, 1996

Meeting Time:                                10:30 A.M. (Vancouver time)

Meeting Location:                            10th Floor - 595 Howe Street, Vancouver, British Columbia


     The undersigned member of RICH COAST RESOURCES LTD. (the "Company") hereby appoints THORNTON J. DONALDSON,  a Director of the
Company,  or, failing this person,  RANDALL POW, a Director of the Company, or in the place of the foregoing,  , (Please Print the
Name) as proxyholder for and on behalf of the member with the power of  substitution to attend,  act and vote for and on behalf of the member in respect of all  matters  that may  properly  come  before the  Meeting of the  members of the  Company  and at every adjournment thereof, to the same extent and with the same powers as if the undersigned member were present at the said Meeting, or any adjournment thereof.

     Resolutions (for full detail of each item, please see the enclosed Notice of Meeting and Information Circular)

                                                                              FOR               AGAINST

1.         To approve a series of Special Resolutions which include approving a domestication which would change the domicile of the Company to the State of Delaware and have certain other effects, particulars of which are more fully set out in the Information Circular
           accompanying this proxy form.                                      ______             ______


2.         To approve  amendments to the Company's 1995  Incentive  Compensation
           Plan to: (i) increase the number of shares reserved thereunder;
           and (ii) decrease the number of shares to be automatically granted to disinterested Directors under the formula provisions of the Plan, particulars of which are more fully set out in the Information
           Circular accompanying this proxy form.
                                                                              ------             ------

3.         To transact such further or other business as may properly come
           before the Meeting and any adjournments thereof.                   ______             ______



              Affix Label Here                    The undersigned member hereby revokes any proxy previously given to attend and vote at said meeting.

             Name of Proxy Holder                  Please sign here:  __________________________________________

           Address of Proxy Holder                 Date:                         ___________________________________________

  Number of Securities Represented by Proxy        This proxy form is not valid unless it is signed and dated.  If someone other than the member of the Company signs this proxy form on behalf of the named member of the Company, documentation acceptable to the Chairman of the Meeting must be deposited with this proxy form authorizing the signing person to do such.


                                                   To be represented at the meeting, this proxy form must be received at the office of Montreal Trust Company of Canada by mail or by fax no later than forty-eight
                                                   (48) hours prior to the time of the Meeting. The mailing address of Montreal
                                                   Trust Company of Canada, 510 Burrard Street, Vancouver, B.C., V6c 3B9, and its
                                                   fax number is (604) 683-3694. The Chairman of the Meeting has the discretion to accept proxies deposited less than forty-eight hours prior to the time of the
                                                   Meeting.

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1.        This Proxy is solicited by the Management of the Company.

2.        (i) If the member wishes to attend the meeting to vote on the  resolutions in person,  please  register your  attendance with the Company's scrutineers at the meeting.

          (ii) If the member has its securities held by its financial  institution and wishes to attend the meeting to vote on the resolutions in person,  please cross off the management  appointee name or names,  insert the member's name in the blank space  provided,  do not indicate a voting choice by any  resolution,  sign and date the proxy form and return the proxy form.  At the meeting,  a vote will be taken on each of the  resolutions  as set out on this proxy form and the member's vote will be counted at that time.

3.        If the member cannot attend the meeting but wishes to vote on the  resolutions,  the member can appoint  another person, who need not be a member of the Company, to vote according to the member's  instructions.  To appoint someone other than the person named, please cross off the management  appointee name or names and insert your appointed  proxyholder's name in the space  provided,  sign and date the proxy form and  return the proxy  form.  Where no choice on a  resolution  is specified by the member, this proxy form confers discretionary authority upon the member's appointed proxyholder.

4.        If the member  cannot  attend the meeting  but wishes to vote on the  resolutions  and to appoint one of the  management appointees  named,  please leave the wording  appointing a nominee as shown, sign and date the proxy form and return the proxy form.  Where no choice is specified by a member on a resolution  shown on the proxy form, a nominee of  management acting as proxyholder will vote the securities as if the member had specified an affirmative vote.

5.        The securities  represented by this proxy form will be voted or withheld from voting in accordance with the instructions of the member on any ballot of a resolution that may be called for and, if the member specifies a choice with respect to any matter to be acted upon, the securities will be voted  accordingly.  With respect to any amendments or variations in any of the  resolutions  shown on the proxy form, or matters which may properly come before the Meeting,  the securities will be voted by the nominee appointed as the nominee in its sole discretion sees fit.

6.        If the member votes on the  resolutions  and returns the proxy form, the member may still attend the meeting and vote in person should the member later decide to do so. To attend the meeting,  the member must revoke the proxy form by sending a new proxy form with the revised instructions.
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